CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
First Financial Bancorp, Inc.


We consent to the incorporation by reference in this Registration
Statement on Form S-8 filed with the Securities and Exchange
Commission on December 30, 1993 of our report on the financial statements included in the Form 10-KSB of First Financial
Bancorp, Inc. for the year ended December 31, 1996.



                   Crowe, Chizek and Company LLP

Oak Brooks, Illinois
March 20, 1997

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